Exhibit 99.1

BIOLASE Urges Stockholders to Vote Now “FOR” Reverse Stock Split

The BIOLASE Special Meeting of Stockholders is Scheduled for

This Coming Friday, November 19, 2021

Foothill Ranch, Calif., November 17, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, encourages stockholders to vote TODAY “FOR” the amendment to the BIOLASE, Inc. Certificate of Incorporation to effect a reverse stock split (without reducing the authorized number of shares of common stock) (the “amendment” or the “reverse stock split”). The special meeting of BIOLASE stockholders is scheduled to be held at 10:00 a.m. Pacific Time on Friday, November 19, 2021.

With the special meeting only days away, BIOLASE stockholders are urged to vote now online or by telephone to ensure their shares are represented at the special meeting. It is critical that stockholders vote, no matter how many shares they own. The reverse stock split will not affect stockholders’ percentage ownership of BIOLASE.

Our Board Strongly Recommends That Stockholders Approve the Amendment. Approving the amendment will:

•	Help ensure continued listing of our common stock on The Nasdaq Capital Market,

•	Attract institutional investors and promote greater liquidity for our stockholders,

•	Enable us to offer equity compensation to employees and other service providers (and, thus, conserve cash), and

•	Provide that shares of common stock are authorized and available for future uses.

Leading Proxy Advisory Firms Institutional Shareholder Services and Glass, Lewis & Co., LLC Have Each Recommended That Stockholders Vote “FOR” the Reverse Stock Split.1

Stockholders can vote by following the easy instructions on the proxy card. If you have already submitted a proxy, you may change your vote prior to the special meeting by voting again using the same materials. Only your latest dated vote counts. If you hold at Robinhood, look for an email from Proxydocs.com, and for all other stockholders, check for an email from Proxyvote.com.

Your Vote Is Important, No Matter How Many or How Few Shares You Own.

BIOLASE stockholders who need assistance in voting their shares may contact BIOLASE’s proxy solicitor, DF King, by emailing BIOL@dfking.com or calling (800) 347-4750.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

[1]	Third-party statements should not be viewed as indicating the support of such third party for the views expressed in this press release.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the anticipated effects of stockholder approval of the reverse stock split to be voted on at the special meeting. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “potential,” “plan,” “seek,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our current expectations and speak only as of the date of this communication. These factors include, among others, those risks and uncertainties that are described in the definitive proxy statement we filed with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting and in the “Risk Factors” section of our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC. Except as required by law, we do not undertake any responsibility to revise or update any forward-looking statements.